    As filed with the Securities and Exchange Commission on February 22, 2002
                                                          Registration No. 333--

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM F-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------


     BP Capital Markets America Inc.                                                              BP Capital Markets p.l.c.
(Exact name of Registrant as specified in                                                 (Exact name of Registrant as specified in
               its charter)                                                                              its charter)
                 DELAWARE                                                                             ENGLAND and WALES
     (State or other jurisdiction of                                                           (State or other jurisdiction of
      Incorporation or organization)                                                            Incorporation or organization)
              74-3028746                                                                                Not Applicable

   (I.R.S. Employer Identification No.)                                                      (I.R.S. Employer Identification No.)
         200 East Randolph Drive                                                                       Breakspear Park
         Chicago, Illinois 60601                                                                        Breakspear Way
              (312) 856-6111                                                                           Hemel Hempstead
     (Address and telephone number of                                                               Herts HP2 4UL, England
Registrant's principal executive offices)                                                            (011) 44-1442-232323
                                                                                                (Address and telephone number of
                                                                                           Registrant's principal executive offices)
   ----------------------------------             ---------------------------------           ----------------------------------
                                                             BP p.l.c.                       BP Australia Capital Markets Limited
        BP Canada Finance Company                                                                     (ACN 006 507 768)
(Exact name of Registrant as specified in  (Exact name of Registrant as specified in its  (Exact name of Registrant as specified in
              its charter)                                   charter)                                    its charter)
               NOVA SCOTIA                               ENGLAND and WALES                                AUSTRALIA
     (State or other jurisdiction of              (State or other jurisdiction of              (State or other jurisdiction of
     Incorporation or organization)               Incorporation or organization)                Incorporation or organization)
             Not Applicable                               Not Applicable                                Not Applicable
  (I.R.S. Employer Identification No.)         (I.R.S. Employer Identification No.)          (I.R.S. Employer Identification No.)
          240 - 4th Avenue S.W.                 Britannic House, 1 Finsbury Circus                         Level 29
            Calgary, Alberta                         London EC2M 7BA, England                             The Tower
             Canada, T2P 4H4                           (011) 44-20-7496-4000                          Melbourne Central
             (403) 233-1313                        (Address and telephone number of                  360 Elizabeth Street
    (Address and telephone number of           Registrant's principal executive offices)                Melbourne 3000
Registrant's principal executive offices)                Daniel B. Pinkert                           Victoria, Australia
                                                        Corporate Secretary                          (011) 61-3-9268-4111
                                                          BP America Inc.                       (Address and telephone number of
                                                      200 East Randolph Drive              Registrant's principal executive offices)
                                                      Chicago, Illinois 60601
                                                          (312) 856-6111
                                             (Name, address and telephone number of agent
                                                             for service)
                                                   ----------------------------------
                                             Please send copies of all communications to:
                                                     Robert E. Buckholz, Jr., Esq.
                                                          Sullivan & Cromwell
                                                           125 Broad Street
                                                       New York, New York 10004
                                                            (212) 558-4000

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
                                                                 Proposed Maximum       Proposed Maximum      Amount of
Title of Each Class of Securities to be        Amount to be     Offering Price per     Aggregate Offering   Registration
Registered                                    Registered(1)         Unit(2)(3)              Price(2)            Fee
-------------------------------------------------------------------------------------------------------------------------
 Guaranteed Debt Securities(4) ............   $6,000,000,000           100%              $6,000,000,000       $552,000

 Guarantees of the Debt Securities ........
-------------------------------------------------------------------------------------------------------------------------

(1) In U.S. dollars or their equivalent in foreign denominated currencies or composite currencies.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3) In no event will the aggregate initial public offering price of the securities issued under this Registration Statement exceed $6,000,000,000 or if any Debt Securities are issued (i) at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of $6,000,000,000 to the Registrants or (ii) with a principal amount denominated in a foreign currency or composite currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of $6,000,000,000.
(4)  Pursuant to Rule 457(n), no separate fee for the Guarantees is payable.

           ---------------------------------------------------------
    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion. Dated February 22, 2002

                                 $6,000,000,000

                         BP CAPITAL MARKETS AMERICA INC.
                            BP CAPITAL MARKETS P.L.C.
                            BP CANADA FINANCE COMPANY
                      BP AUSTRALIA CAPITAL MARKETS LIMITED



                           GUARANTEED DEBT SECURITIES
                     Fully and unconditionally guaranteed by

                                    BP p.l.c.

                                 ---------------

          BP Capital Markets America Inc., BP Capital Markets p.l.c., BP Canada Finance Company and BP Australia Capital Markets Limited may use this prospectus to offer from time to time guaranteed debt securities.

          You should read this prospectus and the accompanying prospectus supplement carefully before you invest. We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of the underwriters will be set forth in the accompanying prospectus supplement.

          Investing in these securities involves certain risks. See "Risk Factors" beginning on page 3.

                                 ---------------

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------







                            Prospectus dated   , 2002.

                                TABLE OF CONTENTS

                                                                     Page
                                                                     ----

ABOUT THIS PROSPECTUS ..................................................3
RISK FACTORS ...........................................................4
FORWARD-LOOKING STATEMENTS .............................................4
WHERE YOU CAN FIND MORE INFORMATION ABOUT US ...........................5
BP p.l.c. ..............................................................6
DESCRIPTION OF BP DEBT ISSUERS .........................................6
RATIO OF EARNINGS TO FIXED CHARGES .....................................7
CAPITALIZATION AND INDEBTEDNESS OF BP p.l.c. ...........................8
USE OF PROCEEDS ........................................................8
LEGAL OWNERSHIP ........................................................9
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES .........................11
CLEARANCE AND SETTLEMENT ..............................................21
TAX CONSIDERATIONS ....................................................25
PLAN OF DISTRIBUTION ..................................................46
VALIDITY OF SECURITIES ................................................47
EXPERTS ...............................................................48
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES ...........................49
EXPENSES ..............................................................50


                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $6,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us".

         In this prospectus, the terms "we," "our" and "us" refer to BP p.l.c., BP Capital Markets America Inc., BP Capital Markets p.l.c., BP Canada Finance Company and BP Australia Capital Markets Limited; "BP" refers to BP p.l.c.; the "BP Group" refers to BP and its subsidiaries; and "BP Debt Issuers" refers to BP Capital Markets America Inc., BP Capital Markets p.l.c., BP Canada Finance Company and BP Australia Capital Markets Limited, collectively, each a "BP Debt Issuer". Each of the BP Debt Issuers may be the issuer in an offering of debt securities. BP will be the guarantor in an offering of debt securities of the BP Debt Issuers, which are referred to as guaranteed debt securities.

                                  RISK FACTORS

         Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

         Risks Relating to BP's Business

         There is strong competition, both within the oil industry and with other industries, in supplying the fuel needs of commerce, industry and the home.

         The oil industry is particularly subject to regulation and intervention by governments throughout the world in such matters as the award of exploration and production interests, the imposition of specific drilling obligations, environmental protection controls, control over the development and decommissioning of a field (including restrictions on production) and, possibly, nationalization, expropriation or cancellation of contract rights.

         The oil industry is also subject to the payment of royalties and taxation, which tend to be high compared with those payable in respect of other commercial activities.

         Exploration and production require high levels of investment and have particular economic risks and opportunities. They are subject to natural hazards and other uncertainties, including those relating to the physical characteristics of an oil or natural gas field.

         Oil prices are subject to international supply and demand. Political developments (especially in the Middle East) and the outcome of meetings of OPEC can particularly affect world oil supply and oil prices.

         Oil products marketing can be affected by intense competition.

         Refining profitability can be volatile with both oversupply and periodic supply tightness in various regional markets.

         Crude oil prices are generally set in dollars while sales of refined products may be in a variety of currencies. Fluctuation in exchange rates can therefore give rise to foreign exchange exposures.

         Sectors of the chemicals industry are also subject to fluctuations in supply and demand within the chemicals market, with consequent effect on prices and profitability, and to governmental regulation and intervention in such matters as safety and environmental controls.

         In addition to the adverse effect on revenues, margins and profitability from any future fall in oil and natural gas prices, a prolonged period of low prices or other indicators would lead to a review for impairment of the BP Group's oil and natural gas properties. This review would reflect management's view of long-term oil and natural gas prices. Such a review could result in a charge for impairment which could have a significant effect on the BP Group's results of operations in the period in which it occurs.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, including documents incorporated by reference, and the related prospectus supplement may contain statements regarding our assumptions, projections, expectations, intentions or beliefs about future events. These statements are intended as "Forward-Looking Statements" under the Private Securities Litigation Reform Act of 1995. These statements may generally, but not always, be identified by the use of words such as `anticipates', `should', `expects', `estimates', `believes' or similar expressions. In particular, forward-looking statements include (i) certain statements with regard to management aims and objectives, planned expansion, investment or other projects, expected or targeted production volume, capacity or rate, the date or period in which production is scheduled or expected to come on stream or a project or action is scheduled or expected to be completed, (ii) the statements with respect to the BP Group's ratio of net debt to net debt plus equity, dividend policy, the manner in which BP uses cash surpluses, the target to reduce the combined cost structure of the BP Group, return on average capital employed, production targets, targeted performance improvements and effect on pre-tax results, and levels of annual investment and (iii) the statements with regard to trends in the trading environment, oil and gas prices, refining, marketing and chemicals margins, inventory and product stock levels, supply capacity, profitability, results of operations, liquidity or financial position. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including:

    o   Future levels of industry product supply, demand and pricing;

    o   Political stability and economic growth in relevant areas of the world;

    o   Development and use of new technology and successful partnering;

    o   The actions of competitors;

    o   Natural disasters and other changes in business conditions;

    o   Wars and acts of terrorism or sabotage; and

    o Other factors discussed under "Risk Factors" and elsewhere in this document.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         BP files annual reports and other reports and information with the SEC. You may read and copy any document BP files at the SEC's public reference rooms in Washington, D.C. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, BP's SEC filings are available to the public at the SEC's web site at http://www.sec.gov.

         BP's American depositary shares are listed on the New York, Chicago and Pacific stock exchanges. BP's ordinary shares are admitted to trading on the London Stock Exchange plc and listed in France, Germany, Japan and Switzerland. You can consult reports and other information about BP that it filed pursuant to the rules of the London Stock Exchange and the New York Stock Exchange at such exchanges.

         The SEC allows BP to "incorporate by reference" into this prospectus the information in documents filed with the SEC. This means that BP can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When BP updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

         BP incorporates by reference the documents listed below and any documents BP files with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until the offerings made under this prospectus are completed:

         o   Annual Report on Form 20-F for the year ended December 31, 2000.

         o Reports on Form 6-K filed on May 24, 2001, August 17, 2001, November 21, 2001 and February 19, 2002 and the Report on Form 6-K/A filed on February 20, 2002.

         Furthermore, BP incorporates by reference any reports on Form 6-K furnished to the SEC by BP pursuant to the Exchange Act that indicate on their cover page that they are incorporated by reference in this prospectus after the date of this prospectus and before the date that any offering of the securities by means of this prospectus is terminated.

         The Annual Report on Form 20-F of BP contains a summary description of BP's business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with generally accepted accounting principles applicable in the United Kingdom. We refer to these accounting principles as U.K. GAAP in this prospectus. The Annual Report on Form 20-F of BP also presents the effects of the differences on our audited consolidated financial statements between U.K. GAAP and generally accepted accounting principles applicable in the United States. We refer to the latter accounting principles as U.S. GAAP in this prospectus.

         You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning BP at the following address:

                                    BP p.l.c.
                       Britannic House, 1 Finsbury Circus
                            London, EC2M 7BA, England
                              (011) 44-20-7496-4000

         You should rely only on the information that we incorporate by reference or provide in this prospectus or the prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                    BP p.l.c.

         BP was created on December 31, 1998 by the merger of Amoco Corporation of the United States and The British Petroleum Company p.l.c. of the U.K Following this merger, Amoco Corporation became a wholly-owned subsidiary of The British Petroleum Company p.l.c. and was renamed BP Amoco Corporation, and The British Petroleum Company p.l.c. was renamed BP Amoco p.l.c. Amoco Corporation was incorporated in Indiana, USA, in 1889 and The British Petroleum Company p.l.c. was incorporated in 1909 in England. On April 14, 2000, BP acquired the Atlantic Richfield Company and on July 7, 2000, BP completed its successful tender offer for Burmah Castrol plc of England. To signify the single entity that has successfully been created through these combinations, the name of the company was changed to BP p.l.c. with effect from May 1, 2001.

                         DESCRIPTION OF BP DEBT ISSUERS

         Financial Statements And Issuer Identity

         We do not present separate financial statements of the BP Debt Issuers in this prospectus because management has determined that they would not be material to investors. BP will fully and unconditionally guarantee the guaranteed debt securities issued by the BP Debt Issuers as to payment of principal, premium, if any, interest and any other amounts due.

         BP will determine the identity of an issuer relating to a particular series of debt securities in light of considerations related to the funding needs of BP and its consolidated subsidiaries. These include:

         o   the anticipated use of proceeds;

         o related funding requirements of BP and its consolidated subsidiaries; and

         o   relevant tax considerations.

         BP Capital Markets America Inc.

         BP Capital Markets America Inc. ("BP Capital America") is a wholly-owned indirect subsidiary of BP and was incorporated under the laws of Delaware on February 15, 2002. BP Capital America is a financing vehicle for the BP Group and issues debt securities on behalf of the BP Group. BP Capital America will lend substantially all proceeds of its borrowings to the BP Group.

         BP Capital Markets p.l.c.

         BP Capital Markets p.l.c. ("BP Capital U.K.") is a wholly-owned indirect subsidiary of BP and was incorporated under the laws of England and Wales on December 14, 1976. BP Capital U.K. is a financing vehicle for the BP Group and issues debt securities and commercial paper on behalf of the BP Group. BP Capital U.K. will lend substantially all proceeds of its borrowings to the BP Group.

         BP Canada Finance Company

         BP Canada Finance Company ("BP Canada") is a wholly-owned indirect subsidiary of BP and was incorporated under the laws of Nova Scotia on February 18, 2002. BP Canada is a financing vehicle for the BP Group and issues debt securities on behalf of the BP Group. BP Canada will lend substantially all proceeds of its borrowings to the BP Group.

         BP Australia Capital Markets Limited

     BP Australia Capital Markets Limited ("BP Australia") is a wholly-owned indirect subsidiary of BP and was incorporated in the Commonwealth of Australia on December 18, 1985. BP Australia is a financing vehicle for the BP Group and issues debt securities and commercial paper on behalf of the BP Group. BP Australia will lend substantially all proceeds of its borrowings to the BP Group.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                   (Unaudited)

                                                Nine months
                                             ended September 30                Years ended December 31,
                                             ------------------      ------------------------------------------
                                              2001        2000        2000      1999     1998    1997     1996
                                              ----        ----        ----      ----     ----    ----     ----
For the BP Group(1) ...................       10.3        11.5        9.7        5.7     4.3      7.9      7.8
For the BP Group adjusted to accord
     with U.S. GAAP(2) ................        9.4        11.3        9.2        5.6     4.1      7.6      7.8

         Fixed charges for both computations consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense and that portion of rental expense representative of the interest factor.

         (1) Earnings consist of profit before taxation, after eliminating the BP Group's share of undistributed income of associated undertakings, plus fixed charges (excluding capitalized interest).

         (2) Earnings consist of the earnings available for payment of fixed charges as determined for BP Group, in accordance with U.K. GAAP, after taking account of adjustments to profit before taxation to accordance with U.S. GAAP.

         (3) As of December 31, 2001, the ratio of earnings to fixed charges for the BP Group, in accordance with U.K. GAAP, was 8.3.

                  CAPITALIZATION AND INDEBTEDNESS OF BP p.l.c.

         The following table shows the unaudited consolidated capitalization and indebtedness of the BP Group, extracted from the Annual Accounts as of December 31, 2001:

                                                            As of December 31,
                                                                   2001
                                                              (US$ million)
                                                        -----------------------
Share capital
Authorized share capital (1) ........................              9,021
Called up share capital (2,3) .......................              5,629
Share premium .......................................              3,590
Merger reserve ......................................             26,983
Capital redemption reserve ..........................                424
Other reserves ......................................                247
                                                        -----------------------
Total share capital .................................             36,873
                                                        -----------------------
Finance debt (4-8)
Due after within one year ...........................              9,090
Due after more than one year ........................             12,327
                                                        -----------------------
Total finance debt ..................................             21,417
                                                        -----------------------

Total Capitalization (9) ............................             58,290
                                                        =======================
---------------------

(1) Authorized share capital comprises 36 billion ordinary shares, par value US$0.25 per share, and 12,750,000 cumulative preference shares, par value(pound)1 per share.
(2) Issued and outstanding share capital as of December 31, 2001 comprises 22,432,076,754 ordinary shares, par value US$0.25 per share, and 12,706,252 preference shares, par value(pound)1 per share.
(3) Issued and outstanding share capital as of February 15, 2002 comprises 22,440,558,599 ordinary shares, par value US$0.25 per share, and 12,706,252 preference shares, par value(pound)1 per share.
(4) Finance debt recorded in currencies other than U.S. dollars has been translated into U.S. dollars at the relevant exchange rates existing on December 31, 2001.
(5)     Obligations under finance leases are included in the above table.
(6) As of December 31, 2001, BP had outstanding guarantees totaling US$ 15,266 million, of which US$ 15,209 million related to guarantees in respect of borrowings by its subsidiary undertakings. Thus 93% of the finance debt had been guaranteed by BP. BP has no material outstanding contingent liabilities. All of BP's debt is unsecured.
(8) As of February 15, 2002, BP's outstanding U.S. and Euro commercial paper, reported under Finance debt due within one year in the above table, had increased by US$ 2,795 million equivalent.
(9) Apart from the changes in notes (3) and (8) above, there has been no material change since December 31, 2001 in the consolidated capitalization, indebtedness or contingent liabilities of BP.

                                 USE OF PROCEEDS

         Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes. These include working capital for BP or other companies in the BP Group and the repayment of existing borrowings of BP and its subsidiaries.

                                 LEGAL OWNERSHIP

         Street Name and Other Indirect Holders

         We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holder of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

         o        how it handles securities payments and notices;

         o        whether it imposes fees or charges;

         o        how it would handle voting if it were ever required to vote;

         o whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

         o how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

         Direct Holders

         Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

         Global Securities

         What is a Global Security?

         A global security is a special type of indirectly held security, as described above under "Street Name and Other Indirect Holders". If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

         We require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.

         Special Investor Considerations for Global Securities

         As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

         If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

         o        You cannot get securities registered in your own name.

         o You cannot receive physical certificates for your interest in the securities.

         o You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under "Street Name and Other Indirect Holders".

         o You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

         o The depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

         o The depositary will require that interests in a global security be purchased or sold within its system using same-day funds. By contrast, payment for purchases and sales in the market for corporate bonds and other securities is generally made in next-day funds. The difference could have some effect on how interests in global securities trade, but we do not know what that effect will be.

         Special Situations When the Global Security Will Be Terminated

         In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled "--Street Name and Other Indirect Holders" and "--Direct Holders".

         The special situations for termination of a global security are:

         o When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

         o When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under "Description of Debt Securities and Guarantees--Default and Related Matters--Events of Default".

         The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

--------------------------------------------------------------------------------
In the remainder of this description "you" means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection entitled "Street Name and Other Indirect Holders".
--------------------------------------------------------------------------------

                  DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

         Each of the BP Debt Issuers may issue guaranteed debt securities using this prospectus. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the indenture. Each of the BP Debt Issuers will enter into an indenture with JPMorgan Chase Bank.

         The trustee under each of the indentures has two main roles:

         o        first, it can enforce your rights against us if we default.
                  There are some limitations on the extent to which the trustee acts on your behalf, described under "Default and Related Matters--Events of Default--Remedies If an Event of Default Occurs" below; and

         o second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

         BP acts as the guarantor of the guaranteed debt securities issued under the BP Debt Issuers' indentures. The guarantees are described under "Guarantees" below.

         The indentures and their associated documents contain the full legal text governing the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. The indentures are exhibits to our registration statement. See "Where You Can Find More Information About Us" for information on how to obtain a copy.

         This section summarizes the material provisions of the indentures, which are substantially identical to each other, the debt securities and the guarantees. However, because it is a summary, it does not describe every aspect of the indentures, the debt securities or the guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including some of the terms used in the indentures. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.

         The BP Debt Issuers may each issue as many distinct series of debt securities under its respective indenture as it wishes. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

         We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 101) Special U.S. federal income tax, accounting and other considerations may apply to original issue discount securities. These considerations will be described in the prospectus supplement relating to any original issue discount securities that may be issued. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any such debt securities.

         In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

         The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

         o which of the BP Debt Issuers is the issuer of the debt securities;

         o        the title of the series of debt securities;

         o any limit on the aggregate principal amount of the series of debt securities;

         o any stock exchange on which we will list the series of debt securities;

         o the date or dates on which we will pay the principal of the series of debt securities;

         o the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

         o the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

         o any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

         o the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

         o the denominations in which the series of debt securities will be issuable if other than denominations of $1,000 and any integral multiple of $1,000;

         o the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

         o any index used to determine the amount of payment of principal of, premium, if any, and interest on the series of debt securities;

         o the applicability of the provisions described later under "Covenants--Defeasance and Discharge";

         o whether we will be required to pay additional amounts for withholding taxes or other governmental charges and, if applicable, a related right to an optional tax redemption for such a series;

         o whether the series of debt securities will be issuable in whole or part in the form of a global security as described under "Legal Ownership--Global Securities", and the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee; and

         o        any other special features of the series of debt securities.

         Unless otherwise stated in the prospectus supplement, the debt securities will be issued only in fully registered form without interest coupons.

         Guarantees

         BP will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the guaranteed debt securities, including certain additional amounts which may be payable under the guarantees, as described under "--Payment of Additional Amounts". BP guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration or acceleration, call for redemption or otherwise.

         Overview of Remainder of This Description

         The remainder of this description summarizes:

         o Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.

         o Your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities.

         o Your rights to receive payment of additional amounts due to changes in U.K., Canada and Australia tax withholding or deduction requirements.

         o Your rights if we default or experience other financial difficulties.

         o        Our relationship with the trustee.

         Additional Mechanics

         Exchange and Transfer

         You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section
305) This is called an exchange.

         You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. (Section 305)

         You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

         If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

         If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305)

         Payment and Paying Agents

         We will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307)

         We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. That office is currently located at JPMorgan Chase Bank, 450 West 33rd Street, New York, New York 10001. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same-day funds.

         Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

--------------------------------------------------------------------------------
Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.
--------------------------------------------------------------------------------

         We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you through the trustee of changes in the paying agents for any particular series of debt securities. (Section 1002)

         Notices

         We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee's records. (Section 106)

         Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else. (Section 1006)

         Special Situations

         Mergers and Similar Events

         We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another corporation or other entity or to buy or lease substantially all of the assets of another corporation or other entity. No vote by holders of debt securities approving any of these actions is required, unless as part of the transaction we make changes to the indenture requiring your approval, as described below under "--Modification and Waiver". We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in:

         o        a lower credit rating being assigned to the debt securities;
                  or

         o additional amounts becoming payable in respect of U.K., Canadian or Australian withholding tax, and the debt securities thus being subject to redemption at our option, as described below under "--Optional Tax Redemption".

         We have no obligation under the indenture to seek to avoid these results, or any other legal or financial effects that are disadvantageous to you, in connection with a merger, consolidation or sale or lease of assets that is permitted under the indenture. However, we may not take any of these actions unless all the following conditions are met:

         o Where the BP Debt Issuers or BP, as applicable, merges out of existence or sells or leases substantially all of its assets, the other entity must assume its obligations on the debt securities or the guarantees. Such other entity must be organized under the laws of such BP entity's jurisdiction or a political subdivision thereof.

         o The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and we must not already be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under "Default and Related Matters--Events of Default--What is An Event of Default?" A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

         o It is possible that the merger, sale or lease of assets or other transaction would cause some of our property to become subject to a mortgage, security interest, lien or other legal mechanism giving lenders preferential rights in that property over other lenders or over our general creditors if we fail to pay them back.

         It is possible that the U.S. Internal Revenue Service may deem a merger or other similar transaction to cause an exchange for U.S. federal income tax purposes of debt securities for new securities by the holders of the debt securities. This could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.

         Modification and Waiver

         There are three types of changes we can make to the indentures and the debt securities.

         Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. We must obtain your specified approval in order to:

         o change the stated maturity of the principal or interest on a debt security;

         o        reduce any amounts due on a debt security;

         o reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

         o        change the place or currency of payment on a debt security;

         o        impair your right to sue for payment;

         o reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indentures;

         o reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indentures or to waive various defaults;

         o modify any other aspect of the provisions dealing with modification and waiver of the indentures; and

         o change the obligations of BP to pay any principal, premium or interest under the guarantees. (Section 902)

         Changes Requiring a Majority Vote. The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of all or part of the covenants described below, or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indentures or the debt securities listed in the first category described previously under "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver. (Section 513)

         Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901)

         Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

         o For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

         o For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.

         o For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent as of the date of original issuance.

         o Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Covenants--Defeasance and Discharge". (Section 101)

         o We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 90 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 90 days) this period from time to time. (Sections 501, 502, 512, 513 and 902)

--------------------------------------------------------------------------------
Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
--------------------------------------------------------------------------------

         Redemption and Repayment

         Unless otherwise indicated in the prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund -- that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the related prospectus supplement specifies one or more repayment dates.

         If the prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security or by reference to one or more formulae used to determine the redemption price(s). It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

         If the prospectus supplement specifies a redemption commencement date, we may redeem your debt security at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

         If the prospectus supplement specifies a repayment date, your debt security will be repayable by us at your option on the specified repayment date(s) at the specified repayment price(s), together with interest accrued to the repayment date.

         In the event that we exercise an option to redeem any debt security, we will give written notice of the principal amount of the debt security to be redeemed to the holder at least 45 days before the applicable redemption date and to the trustee not more than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described above under "Additional Mechanics--Notices".

         If a debt security represented by a global security is subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

--------------------------------------------------------------------------------
Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.
--------------------------------------------------------------------------------

         We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, in our discretion, be held, resold or canceled.

         Payment of Additional Amounts

         The government of any jurisdiction where BP or BP Capital U.K., BP Canada or BP Australia is incorporated may require BP or BP Capital U.K.,
BP Canada or BP Australia to withhold or deduct amounts from payments on the principal or interest on a debt security or any amounts to be paid under the guarantees for or on account of taxes or any other governmental charges. If the jurisdiction requires a withholding or deduction of this type, BP or BP Capital U.K., BP Canada or BP Australia, as the case may be, may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding or deduction.

         BP or BP Capital U.K., BP Canada or BP Australia, as the case may be, will not have to pay additional amounts under any of the following circumstances:

         o        The U.S. government or any political subdivision of the U.S.
                  government is the entity that is imposing the tax or governmental charge.

         o The tax or governmental charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for.

         o The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

         o The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

         o The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed:

                  o to provide information about the nationality, residence or identity of the holder or beneficial owner, or

                  o to make a declaration or satisfy any information requirements,

                  that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

         o The withholding or deduction is imposed pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000, or any law implementing such directive.

         o The withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities to another paying agent.

         o The holder is a fiduciary or partnership or an entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any security, and the laws of the jurisdiction require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such security.

         In addition, BP Canada will not have to pay additional amounts under either of the following circumstances:

         o The debt security is presented for payment by, or by a third party on behalf of, a holder in respect of whom such taxes or duties are required to be withheld or deducted by reason of the holder being a person with whom BP Canada or BP are not dealing at arm's length (within the meaning of the Income Tax Act (Canada)).

         o The debt security is presented for payment by, or by a third party on behalf of, a holder in respect of whom such taxes or duties would not have been imposed but for the failure of the holder to comply with any requirement under relevant income tax treaties or Canadian statutes and regulations (or any administrative practice in Canada) to claim or establish entitlement to exemption from or reduction of such taxes or duties.

         In addition, BP Australia will not have to pay additional amounts payable if the holder is an associate of BP Australia for the purposes of section 128F of the Income Tax Assessment Act 1936 of Australia.

         These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to BP is organized. The prospectus supplement relating to the debt securities may describe additional circumstances in which BP would not be required to pay additional amounts. (Section 1010)

         Optional Tax Redemption

         We may also have the option to redeem the debt securities of a given series if, as a result of any change in United Kingdom, Canadian or Australia tax treatment, BP, BP Capital U.K., BP Canada or BP Australia would be required to pay additional amounts as described above under "--Payment of Additional Amounts". This option applies only in the case of changes in United Kingdom, Canadian or Australian tax treatment that occur on or after the date specified in the prospectus supplement for the applicable series of debt securities. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such securities. (Section 1108)

         Event Risk Provisions

         The debt securities do not contain event risk provisions designed to require BP or the BP Debt Issuers to redeem the debt securities, reset the interest rate or take other actions in response to highly leveraged transactions, changes in credit ratings or similar occurrences.

         Defeasance and Discharge

         The following discussion of full defeasance and discharge will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement. (Section 403)

         We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

         o We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described below under "Default and Related Matters--Events of Default--What is An Event of Default?" A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

         o We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. In the case of debt securities being discharged, we must deliver along with this opinion a private letter ruling from U.S. Internal Revenue Service to this effect or a revenue ruling pertaining to a comparable form of transaction to that effect published by the U.S. Internal Revenue Service to the same effect.

         o If the debt securities are listed on the New York Stock Exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted.

         However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

         o        to register the transfer and exchange of debt securities;

         o to replace mutilated, destroyed, lost or stolen debt securities;

         o        to maintain paying agencies; and

         o        to hold money for payment in trust.

         Default and Related Matters

         Ranking

         The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

         Events of Default

         You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

         What Is an Event of Default? The term event of default means any of the following:

         o We do not pay the principal or any premium on a debt security at maturity.

         o We do not pay interest on a debt security within 30 days of its due date.

         o        We do not deposit any sinking fund payment on its due date.

         o We remain in breach of a covenant or any other term of the indentures for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

         o We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

         o Any other event of default described in the prospectus supplement occurs. (Section 501)

         Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are met. (Section 502)

         Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. (Section 603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. (Section 512)

         Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

o You must give the trustee written notice that an event of default has occurred and remains uncured.

o The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

o The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

--------------------------------------------------------------------------------
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
--------------------------------------------------------------------------------

         We will furnish to the trustee every year a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1008)

         Regarding the Trustee

         BP and several of its subsidiaries maintain banking relations with the trustee group of companies in the ordinary course of their business.

         If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

                            CLEARANCE AND SETTLEMENT

         Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream Banking, societe anonyme, in Luxembourg ("Clearstream, Luxembourg") and Euroclear Bank S.A./N.V. in Brussels, Belgium ("Euroclear"). These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

         Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

         Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.

         The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

         We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

         DTC, Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

         The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

         The Clearing Systems

         DTC

         DTC has advised us as follows:

         o        DTC is:

                  o a limited purpose trust company organized under the laws of the State of New York;

                  o       a member of the Federal Reserve System;

                  o a "clearing corporation" within the meaning of the Uniform Commercial Code; and

                  o a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

         o DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

         o Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

         o Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

         o The rules applicable to DTC and DTC participants are on file with the SEC.

         Clearstream, Luxembourg

         Clearstream, Luxembourg has advised us as follows:

         o Clearstream, Luxembourg is a duly licensed bank organized as a societe anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

         o Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

         o Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

         o Clearstream, Luxembourg's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

         o Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

         Euroclear

         Euroclear has advised us as follows:

         o Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financiere) and the National Bank of Belgium (Banque Nationale de Belgique).

         o Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

         o Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

         o Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

         o Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

         o All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

         Other Clearing Systems

         We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

         Primary Distribution

         The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

         Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

         We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

         Clearance and Settlement Procedures -- DTC

         DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

         Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

         Clearance and Settlement Procedures -- Euroclear and Clearstream, Luxembourg

         We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

         Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

         Secondary Market Trading

         Trading between DTC Participants

         Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

         If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

         Trading between Euroclear and/or Clearstream, Luxembourg Participants

         We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

         Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

         A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant's account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

         The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

         Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

         As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant's particular cost of funds.

         Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

         Special Timing Considerations

         You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

         In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.


                               TAX CONSIDERATIONS

         United States Taxation

         This section describes the material United States federal income tax consequences of owning the debt securities described in this prospectus. It applies to you only if you acquire debt securities in the offering or offerings contemplated by this prospectus and you hold your debt securities as capital assets for tax purposes. This section is the opinion of Sullivan & Cromwell, our U.S. counsel. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

         o        a dealer in securities or currencies;

         o a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

         o        a bank;

         o        a life insurance company;

         o        a tax-exempt organization;

         o a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

         o a person that owns debt securities as part of a straddle or conversion transaction for tax purposes; or

         o a person whose functional currency for tax purposes is not the U.S. dollar.

         This section deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in an applicable prospectus supplement. This section is based on the Internal Revenue Code of 1986, as amended, which we refer to in this discussion as the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

--------------------------------------------------------------------------------
Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.
--------------------------------------------------------------------------------

         United States Holders

         This subsection describes the tax consequences to a "United States holder". A United States holder is a beneficial owner of a debt security that is:

         o        a citizen or resident of the United States;

         o        a domestic corporation;

         o an estate whose income is subject to United States federal income tax regardless of its source; or

         o a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you, and you should see the sections entitled "United States Alien Holders (BP Capital America)" and "United States Alien Holders (BP Capital U.K., BP Canada or BP Australia)" below for information that may apply to you.

         Payments of Interest. Except as described below in the case of interest on a "discount debt security" that is not "qualified stated interest", each as defined below under "Original Issue Discount--General", you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or at the time it accrues, depending on your method of accounting for tax purposes. We refer to a currency, composite currency or basket of currencies other than U.S. dollars as foreign currency throughout this subsection.

         Interest paid on, and original issue discount (as described below under "Original Issue Discount"), if any, accrued with respect to the debt securities that are issued by BP Capital U.K., BP Canada or BP Australia constitutes income from sources outside the United States, but, with certain exceptions, will be "passive" or "financial services" income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to a United States Holder. Interest paid on, and original issue discount (as described below under "Original Issue Discount"), if any, accrued with respect to the debt securities that are issued by BP Capital America constitutes income from sources within the United States, but, with certain exceptions, will be "passive" or "financial services" income, which is treated separately from other types of income for purposes of computing the foreign tax credit allowable to a United States Holder.

         Cash Basis Taxpayers. If you are a taxpayer that uses the "cash receipts and disbursements" method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

         Accrual Basis Taxpayers. If you are a taxpayer that uses the accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year).

         If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you thereafter acquire. You may not revoke this election without the consent of the Internal Revenue Service.

         When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

         Original Issue Discount -- General. If you own a debt security, other than a debt security with a term of one year or less, referred to as a "short-term debt security", it will be treated as issued at an original issue discount, referred to as a "discount debt security", if the debt security's "stated redemption price at maturity" exceeds its "issue price" by more than a "de minimis amount". All three terms are defined below. Generally, a debt security's "issue price" will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part are sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security's "stated redemption price at maturity" is the total of all payments provided by the debt security that are not payments of "qualified stated interest". Generally, an interest payment on a debt security is "qualified stated interest" if it is part of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the debt security. There are special rules for "variable rate debt securities" that we discuss below under "Variable Rate Debt Securities".

         In general, your debt security is not a discount debt security if the amount by which its "stated redemption price at maturity" exceeds its "issue price" is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity, referred to as the "de minimis amount". Your debt security will have "de minimis original issue discount" if the amount of the excess is less than the de minimis amount. If your debt security has "de minimis original issue discount", you must include it in income as stated principal payments are made on the debt security, unless you make the election described below under "Election to Treat All Interest as Original Issue Discount". You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security's de minimis original issue discount by a fraction equal to:

         o        the amount of the principal payment made

         divided by:

         o        the stated principal amount of the debt security.

         Inclusion of Original Issue Discount in Income. Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, referred to as "OID", in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your discount debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security, referred to as "accrued OID". You can determine the daily portion by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on your discount debt security must occur on either the first or final day of an accrual period.

         You can determine the amount of OID allocable to an accrual period by:

         o multiplying your discount debt security's adjusted issue price at the beginning of the accrual period by your debt security's yield to maturity, and then

         o subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

         You must determine the discount debt security's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security's adjusted issue price at the beginning of any accrual period by:

         o adding your discount debt security's issue price and any accrued OID for each prior accrual period, and then

         o subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

         If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

         The amount of OID allocable to the final accrual period is equal to the difference between:

         o the amount payable at the maturity of your debt security (other than any payment of qualified stated interest); and

         o your debt security's adjusted issue price as of the beginning of the final accrual period.

         Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts (other than qualified stated interest) payable on your debt security after the purchase date but is greater than the amount of your debt security's adjusted issue price (as determined above under "General"), the excess is "acquisition premium". If you do not make the election described below under "Election to Treat All Interest as Original Issue Discount", then you must reduce the daily portions of OID by a fraction equal to:

         o the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of your debt security divided by:

         o the excess of the sum of all amounts payable (other than qualified stated interest) on your debt security after the purchase date over your debt security's adjusted issue price.

         Pre-Issuance Accrued Interest. An election can be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

         o a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

         o the first stated interest payment on your debt security is to be made within one year of your debt security's issue date; and

         o the payment will equal or exceed the amount of pre-issuance accrued interest.

         If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

         Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

         o the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and

         o one of such schedules is significantly more likely than not to occur.

         If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund), you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

         Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or the issuer have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

         o in the case of an option or options that the issuer may exercise, the issuer will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

         o in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

         If both you and the issuer hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

         If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules, referred to as a "change in circumstances", then, except to the extent that a portion of your debt security is repaid as a result of the change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security's adjusted issue price on that date.

         Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under the heading "Inclusion of Original Issue Discount in Income", with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Debt Securities Purchased at a Premium") or acquisition premium.

         If you make this election for your debt security, then, when you apply the constant-yield method:

         o        the "issue price" of your debt security will equal your cost;

         o the issue date of your debt security will be the date you acquired it; and

         o no payments on your debt security will be treated as payments of qualified stated interest.

         Generally, this election will apply only to the debt security for which you make it; however, if the debt security for which this election is made has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) that you hold as of the beginning of the taxable year in which you acquire the debt security for which you made this election or which you acquire thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under "Market Discount" to include market discount in income currently over the life of all debt instruments that you currently own or thereafter acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

         Variable Rate Debt Securities. Your debt security will be a "variable rate debt security" if:

         o your debt security's "issue price" does not exceed the total noncontingent principal payments by more than the lesser of:

                  o .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

                  o 15 percent of the total noncontingent principal payments; and

         o your debt security provides for stated interest (compounded or paid at least annually) only at:

                  o       one or more "qualified floating rates";

                  o a single fixed rate and one or more qualified floating rates;

                  o       a single "objective rate"; or

                  o a single fixed rate and a single objective rate that is a "qualified inverse floating rate".

         Your debt security will have a variable rate that is a "qualified floating rate" if:

         o variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

         o        the rate is equal to such a rate multiplied by either:

                  o a fixed multiple that is greater than 0.65 but not more than 1.35; or

                  o a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

         o the value of the rate on any date during the term of your debt security is set no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

         If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

         Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions, including caps, floors, governors, or other similar restrictions, unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

         Your debt security will have a variable rate that is a single "objective rate" if:

         o        the rate is not a qualified floating rate;

         o the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

         o the value of the rate on any date during the term of your debt security is set no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

         Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security's term.

         An objective rate as described above is a "qualified inverse floating rate" if:

         o the rate is equal to a fixed rate minus a qualified floating rate; and

         o the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

         Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

         o the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

         o the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

         In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, in the case of any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

         If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate, other than at a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

         o determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

         o constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

         o determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

         o adjusting for actual variable rates during the applicable accrual period.

         When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

         If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate, other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

         Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the OID accrued on a straight-line basis, unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

         When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security's stated redemption price at maturity.

         Foreign Currency Discount Debt Securities. You must determine OID for any accrual period on your discount debt security if it is denominated in, or determined by reference to, a foreign currency in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under "Payments of Interest". You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

         Market Discount

         You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount and your debt security will be a "market discount debt security" if:

         o you purchase your debt security for less than its issue price (as determined above under "Original Issue Discount-- General"); and

         o your debt security's stated redemption price at maturity or, in the case of a discount debt security, the debt security's "revised issue price", exceeds the price you paid for your debt security by at least 1/4 of 1 percent of your debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security's maturity.

         To determine the "revised issue price" of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its "issue price".

         If your debt security's stated redemption price at maturity or, in the case of a discount debt security, its "revised issue price", does not exceed the price you paid for the debt security by 1/4 of 1 percent multiplied by the number of complete years to the debt security's maturity, the excess constitutes "de minimis market discount", and the rules that we discuss below are not applicable to you.

         If you recognize gain on the maturity or disposition of your market discount debt security, you must treat it as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election to accrue market discount using a constant-yield method, it will apply only to the debt security with respect to which it is made and you may not revoke it.

         If you own a market discount debt security and do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

         Debt Securities Purchased at a Premium. If you purchase your debt security for an amount in excess of all amounts payable on the debt security after the acquisition date, other than payments of qualified stated interest, you may elect to treat the excess as "amortizable bond premium". If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable, based on your debt security's yield to maturity, to that year. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments, the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies, and to all debt instruments that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also "Election to Treat All Interest as Original Issue Discount".

         Purchase, Sale and Retirement of the Debt Securities. Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

         o adding any OID or market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security, and then

         o subtracting the amount of any payments on your debt security that are not qualified stated interest payments and the amount of any amortizable bond premium applied to reduce interest on your debt security.

         If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer (or an accrual basis taxpayer if you so elect), and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

         You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on:

         o the date payment is received, if you are a cash basis taxpayer and the debt securities are not traded on an established securities market, as defined in the applicable Treasury regulation;

         o        the date of disposition, if you are an accrual basis taxpayer;
                  or

         o the settlement date for the sale, if you are a cash basis taxpayer (or an accrual basis United States holder that so elects) and the debt securities are traded on an established securities market, as defined in the applicable Treasury regulation.

         You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

         o attributable to changes in exchange rates as described in the next paragraph;

         o described above under "Original Issue Discount--Short-Term Debt Securities" or "Original Issue Discount--Market Discount";

         o        attributable to accrued but unpaid interest; or

         o        the rules governing contingent payment obligations apply.

         Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% for property held more than one year and 18% for property held more than five years.

         You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you only take exchange gain or loss into account to the extent of the total gain or loss you realize on the transaction.

         Exchange of Amounts in Other Than U.S. Dollars. If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

         Indexed Debt Securities. The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

         United States Alien Holders (BP Capital America). This subsection describes the tax consequences to a "United States alien holder" of debt securities issued by BP Capital America. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

         o        a nonresident alien individual;

         o        a foreign corporation;

         o        a foreign partnership; or

         o an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

         If you are a United States holder of debt securities issued by BP Capital U.K., BP Canada or BP Australia, this subsection does not apply to you.

         This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Code, which relates to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

         Under present U.S. federal income and estate tax law, and subject to the discussion of backup withholding below:

         o        the issuer and its paying agents will not deduct U.S.
                  withholding tax from payments of principal, premium, if any, and interest, including OID, to you if, in the case of interest,

                  o you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the issuer entitled to vote;

                  o you are not a controlled foreign corporation that is related to the issuer through stock ownership; and

                  o the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

                           a. you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

                           b. in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

                           c. the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

                                   i.       a withholding foreign partnership
                                            (generally a foreign partnership
                                            that has entered into an agreement
                                            with the Internal Revenue Service to
                                            assume primary withholding
                                            responsibility with respect to
                                            distributions and guaranteed
                                            payments it makes to its partners),

                                   ii.      a qualified intermediary (generally
                                            a non-United States financial
                                            institution or clearing organization
                                            or a non-United States branch or
                                            office of a United States financial
                                            institution or clearing organization
                                            that is a party to a withholding
                                            agreement with the Internal Revenue
                                            Service), or

                                   iii. a U.S. branch of a non-United States bank or of a non-United States insurance company,

                                   and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

                           d. the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

                                   i.       certifying to the U.S. payor under
                                            penalties of perjury that an
                                            Internal Revenue Service Form W-8BEN
                                            or an acceptable substitute form has
                                            been received from you by it or by a
                                            similar financial institution
                                            between it and you, and

                                   ii.      to which is attached a copy of the
                                            Internal Revenue Service Form W-8BEN
                                            or acceptable substitute form, or

                           e.      the U.S. payor otherwise possesses
                                   documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; and

         o no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

         Further, a debt security held by an individual, who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for U.S. federal estate tax purposes if:

         o the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the issuer entitled to vote at the time of death; and

         o the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

         United States Alien Holders (BP Capital U.K., BP Canada or BP Australia). This subsection describes the tax consequences to a United States alien holder of debt securities issued by BP Capital U.K., BP Canada or BP Australia. If you are a United States holder of debt securities issued by BP Capital America, this subsection does not apply to you.

         Payments of Interest. Subject to the discussion of backup withholding below, payments of principal, premium, if any, and interest, including OID, on a debt security is exempt from U.S. federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

         o you are an insurance company carrying on a U.S. insurance business to which the interest is attributable, within the meaning of the Code; or

         o        you both:

                  o        have an office or other fixed place of
                           business in the United States to which the interest is attributable; and

                  o derive the interest in the active conduct of a banking, financing or similar business within the United States.

         Purchase, Sale, Retirement and Other Disposition of the Debt Securities. You generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

         o the gain is effectively connected with your conduct of a trade or business in the United States; or

         o you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

         For purposes of the U.S. federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

         Backup Withholding and Information Reporting (BP Capital America)

         This subsection describes the backup withholding and information reporting relating to holders of debt securities issued by BP Capital America.

         United States Holders. In general, if you are a noncorporate United States holder, the issuer and other payors are required to report to the Internal Revenue Service all payments of principal, any premium, if any, and interest on your debt security, and the accrual of OID on a discount debt security. In addition, the proceeds of the sale of your debt security before maturity within the United States will be reported to the U.S. Internal Revenue Service. Additionally, backup withholding will apply to any payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or you are notified by the Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

         United States Alien Holders. In general, if you are a United States alien holder, payments of principal, premium, if any, or interest, including OID, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "-- United States Alien Holders (BP Capital America)" are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

         o the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

                  o an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

                  o other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

         o        you otherwise establish an exemption.

         If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

         In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

         o the proceeds are transferred to an account maintained by you in the United States,

         o the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

         o the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

         In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

         o        a United States person,

         o a controlled foreign corporation for United States tax purposes,

         o a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

         o        a foreign partnership, if at any time during its tax year:

                  o one or more of its partners are "US persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

                  o such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

         Backup Withholding and Information Reporting (BP Capital U.K., BP Canada or BP Australia)

         This subsection describes the backup withholding and information reporting requirements regarding holders of debt securities issued by BP Capital U.K., BP Canada or BP Australia.

         United States Holders. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to payments of principal and interest on a debt security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States.

         Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

         o        fails to provide an accurate taxpayer identification number,

         o is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

         o in certain circumstances, fails to comply with applicable certification requirements.

         United States Alien Holders. If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

         o payments of principal and interest made to you outside the United States by the Company or another non-United States payor and

         o other payments of principal and interest, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

                  o the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

                           o an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

                           o other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

                  o        you otherwise establish an exemption.

         Payment of the proceeds from the sale of debt securities issued by BP Capital U.K., BP Canada or BP Australia will have the same information reporting and backup withholding consequences as payments of the proceeds from the sale of debt securities issued by BP Capital America described above.

         United Kingdom Taxation

         The following is a summary of the United Kingdom withholding tax treatment at the date hereof in relation to the payment of principal, interest, discount and premium in respect of the debt securities and also contains a summary of some other salient points relating to the United Kingdom taxation treatment of holders of debt securities. Except where the context otherwise requires, the comments relate only to the position of persons who are absolute beneficial owners of the debt securities and do not deal with the position of certain classes of holders such as dealers. This section is the opinion of the Group General Counsel to BP. Prospective investors who are in any doubt as to their tax positions should consult their professional advisers.

     1.  Debt securities issued by BP Capital U.K. ("U.K. debt securities")

(A) While U.K. debt securities continue to be listed on a recognized stock exchange as defined in Section 841 of the Income and Corporation Taxes Act 1988 (which includes the London and Paris Stock Exchanges), payments of interest, on or after April 1, 2001, may be made without withholding or deduction for or on account of United Kingdom income tax.

(B) Interest on the debt securities may also be paid without withholding or deduction on account of United Kingdom tax where interest on the debt securities is paid to a person who belongs in the United Kingdom and the Issuer reasonably believes (and any person by or through whom interest on the debt securities is paid reasonably believes) that the beneficial owner is within the charge to United Kingdom corporation tax as regards the payment of interest at the time the payment is made, provided that the Inland Revenue has not given a direction that it has reasonable grounds to believe that it is likely that the beneficial owner is not within the charge to United Kingdom corporation tax in respect of such payment of interest at the time the payment is made.

(C) In all cases not falling within paragraph (A) or (B) above, subject to relief under an applicable double taxation treaty, interest on U.K. debt securities will be paid under deduction of United Kingdom income tax at the lower rate (currently 20%) except in the case of interest on U.K. debt securities with a maturity date of less than one year from the date of issue (and the borrowing under such debt securities at no time forms part of a borrowing which is intended to have a total term of one year or more).

(D) Payments on debt securities that, although not expressed to be interest, fail to be treated as yearly interest for United Kingdom tax purposes will also be subject to the withholding tax rules described above. A premium payable on a redemption of a debt security may fall to be treated as yearly interest for United Kingdom tax purposes. When U.K. debt securities are issued at a discount or redeemable at a premium, United Kingdom withholding tax will not apply to the payment of such discount or premium so long as it does not constitute yearly interest for U.K. tax purposes.

Payments, or parts thereof, constituting income in respect of U.K. debt securities have a United Kingdom source and accordingly will be chargeable to United Kingdom tax by direct assessment even if paid without withholding or deduction. However, income in respect of debt securities with a United Kingdom source received without deduction or withholding on account of United Kingdom tax will not be chargeable to United Kingdom tax unless that securities holder carries on a trade, profession or vocation in the United Kingdom through a United Kingdom branch

(E) or agency in connection with which the income is received or to which the debt securities are attributable. There are certain exemptions for income received by certain categories of agent (such as some brokers and investment managers).

     2. Debt Securities issued by BP Capital America, BP Canada and BP Australia ("non-U.K. debt securities")

(A) Payments of interest on non-U.K. debt securities may be made without withholding on account of United Kingdom income tax.

(B) Any income in respect of debt securities issued by BP Capital America, BP Canada or BP Australia acting through a branch located in the United Kingdom may have a United Kingdom source. The statements in paragraphs 1(E) and (F) above will apply to any such income having a United Kingdom source.

     3.  All debt securities

(A) Holders of debt securities which are companies within the charge to U.K. corporation tax may be subject to U.K. corporation tax on their holding, disposal and redemption (including a part redemption of debt securities that are redeemable in two or more installments) of debt securities. In general, all returns on and fluctuations in the value of the debt securities will be charged to tax as income in accordance with securities holders' statutory accounting treatment. Such securities holders will generally be charged to tax in each accounting period by reference to the interest accrued in that period. Fluctuations in value relating to foreign exchange gains and losses in respect of the debt securities will also be brought into account as income.

(B) Holders of debt securities who are individuals and who are resident or ordinarily resident in the United Kingdom or carry on a trade in the United Kingdom through a branch or agency to which debt securities are attributable may be subject to U.K. income or capital gains tax on the disposal or redemption (including a part redemption of debt securities that are redeemable in two or more installments) of debt securities. The nature of the tax charge will depend on the terms of the debt securities in question and the particular circumstances of the relevant securities holder. In particular, individual securities holders should have regard, where appropriate, to the capital gains tax legislation, the "accrued income scheme" and the "relevant discounted securities legislation" and they should note that under certain provisions of United Kingdom tax legislation (the "relevant discounted securities legislation") the issue of debt securities under a particular Pricing Supplement may, in certain circumstances, alter the tax treatment of debt securities previously issued.

     4.  Provision of Information by and/or to the Inland Revenue

         Securities holders who are individuals may wish to note that the Inland Revenue has power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the United Kingdom:

         o who either pays interest to or receives interest for the benefit of an individual; or

         o who, after April 5, 2002, either pays amounts payable on the redemption of debt securities which are relevant discounted securities (for the purposes of the Finance Act 1996) to, or receives such amounts for the benefit of, an individual. Such information may, in certain circumstances, be exchanged by the Inland Revenue with the tax authorities of other jurisdictions.

     5.  Guarantee Payments

         Any payments made by BP under the guarantee either to:

         o        holders who beneficially own debt securities, or

         o either issuer to enable it to make payments of principal or interest in respect of the debt securities,


will have a U.K. source for U.K. tax purposes. Therefore recipients may be directly assessed for U.K. tax on the receipt of this payment. However, where a payment is made to a holder who is resident in another jurisdiction, the recipient will not be directly assessed for U.K. tax on that payment, unless such recipient carries on a trade, profession or vocation in the U.K. through a U.K. branch or agency in connection with which the interest is received or to which those debt securities are attributable, in which case (subject to exceptions for interest received by certain categories of agents) tax may be levied on the U.K. branch or agency.

     6.  Inheritance Tax

         A holder of debt securities who is an individual domiciled outside the United Kingdom will generally not be liable to U.K. inheritance tax in respect of his holding of debt securities. This will be the case if a register of the debt securities is maintained outside the United Kingdom. If no register is maintained, there may be a liability to inheritance tax if the debt securities are held in the United Kingdom. If so, exemption from or reduction in any U.K. inheritance tax liability may be available for holders of debt securities who are resident in another jurisdiction under the Estate Tax Treaty made between the United Kingdom and the United States.

         Holders of debt securities who are resident in the United Kingdom may be liable to inheritance tax with respect of their holdings of debt securities.

     7.  Stamp Duty and Stamp Duty Reserve Tax

         No U.K. stamp duty or stamp duty reserve tax will generally be payable by a holder of debt securities on the creation, issue or redemption of the debt securities by BP Capital U.K.

         No liability for U.K. stamp duty or stamp duty reserve tax will arise on a transfer, or an agreement to transfer, of debt securities unless such securities carry:

         o        a right of conversion into shares or other securities;

         o a right to interest, the amount of which is or was determined to any extent by reference to the results of, or of any part of, a business or to the value of any property;

         o a right to interest the amount of which exceeds a reasonable commercial return on the nominal amount of the capital; or

         o a right of repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange.

     8.  Proposed European Union Directive on the Taxation of Savings

         On July 18, 2001 the EU Commission published a proposal for a new directive regarding the taxation of savings income. It is proposed that, subject to a number of important conditions being met, Member States will be required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State, subject to the right of certain Member States (including Luxembourg but not including the UK) to opt instead for a withholding system for a transitional period in relation to such payments. The proposals are not yet final, and they may be subject to further amendment and/or clarification.

--------------------------------------------------------------------------------
Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.
--------------------------------------------------------------------------------

         Canadian Taxation

         The following is a summary of the principal Canadian federal income tax consequences at the date of the prospectus to a holder of debt securities who is a non-resident of Canada in relation to the payment of principal, interest, discount and premium in respect of debt securities issued by BP Canada. This summary is based on the current provisions of the Income Tax Act (Canada) and the regulations under that Act, current published administrative practices of Canada Customs and Revenue Agency, and all specific proposals to amend the Income Tax Act (Canada) and the regulations announced by the Minister of Finance prior to the date of this prospectus. This section is the opinion of the Senior Legal Counsel of BP Canada. This summary does not otherwise take into account or anticipate changes in the law whether by judicial, governmental or legislative decisions or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada.

         This summary assumes that, throughout the period debt securities are outstanding, BP Canada will deal with you at arm's length within the meaning of the Income Tax Act (Canada), and that BP Canada will not, under any circumstances be obliged to pay more than 25% of the aggregate principal amount of the debt securities within five years from the later of the date of issue of any debt securities, or if payment in full of any debt securities is not made on the date of issue, within five years from the date of final payment being made for such debt securities, except in the event of a failure or default under the terms of the debt securities or of any agreement relating to the debt securities or if the terms of the debt securities or any such agreement become unlawful or are changed by legislative, judicial or administrative action.

         The payment by BP Canada of interest or principal on the debt securities to a holder who is a non-resident of Canada and with whom BP Canada deals at arm's length within the meaning of the Income Tax Act (Canada), at the time amounts are payable, in the case of interest, or at the time the payments are made, in the case of principal, will be exempt from Canadian withholding tax. For the purposes of the Income Tax Act (Canada), related persons,

(as defined in the Income Tax Act (Canada)) are deemed not to deal at arm's length and it is a question of fact whether persons not related to each other deal at arm's length.

         In addition, to qualify for the exemption, no portion of the interest may be contingent or dependent upon the use of or production from property in Canada, or be computed by reference to revenue, profit, cash flow, commodity price or any similar criterion or by reference to dividends paid or payable to shareholders of any class of shares of the capital stock of a corporation.

         No other taxes on income (including taxable capital gains) will be payable under the Income Tax Act (Canada) on the holding, redemption or disposition of the debt securities, or the receipt of interest on the debt securities by holders who are neither residents nor deemed to be residents of Canada for the purposes of the Income Tax Act (Canada) and who do not use or hold and are not deemed by those laws to use or hold the debt securities in carrying on business in Canada for the purposes of the Income Tax Act (Canada), except that in some circumstances holders who are non-resident insurers carrying on an insurance business in Canada and elsewhere may be subject of those taxes.

         There are no estate taxes or succession duties imposed under the federal laws of Canada.

         Australian Taxation

         The following is a summary of the Australian taxation treatment at the date of this prospectus of payments of principal, interest and discount on the debt securities to be issued by BP Australia and certain other matters. It is not exhaustive and, in particular, it focuses on the treatment of off-shore holders of debt securities. In addition the matters raised in this summary are subject to change, possibly with retro-active effect, and should be treated with appropriate caution. This section is the opinion of Mallesons Stephen Jaques, Australian counsel to BP Australia. Prospective holders of debt securities who will hold the debt securities in Australia or who are in any doubt as to their tax position should consult their professional advisers.

         An exemption from Australian interest withholding tax ("AIWT") is available in respect of the debt securities to be issued by BP Australia under section 128F of the Income Tax Assessment Act 1936 of Australia ("Australian Tax Act'") if the following conditions are met:

o BP Australia is a resident of Australia when it issues the debt securities and when interest (as defined in section 128A(IAB)) is paid;

o the debt securities are issued in a manner which satisfies the public offer test. There are five principal methods of satisfying the public offer test, the purpose of which is to ensure that lenders in overseas capital markets are aware that BP Australia is offering debt securities for issue. In summary, the five methods are:

         o offers to 10 or more unrelated financiers or securities dealers;

         o        offers to 100 or more investors;

         o        offers of listed debt securities;

         o        offers via publicly available information sources; and

         o offers to a dealer, manager or underwriter who offers to sell the debt securities within 30 days by one of the preceding methods.

         In addition, the issue of a global security and the offering of interests in the Global Security by one of these methods can also satisfy the public offer test.

         The exemption from AIWT is only available provided:

o BP Australia does not know, or have reasonable grounds to suspect, that at the time of issue, the debt securities were being, or would later be, acquired, directly or indirectly, by an associate of BP Australia (other than in the capacity of a dealer, manager or underwriter in relation to the placement of the debt securities); and

o BP Australia does not pay interest under a debt security to an associate (other than in the capacity of a dealer, manager or underwriter in relation to the placement of the debt securities) unless at the time of the payment of interest, BP Australia does not know, or have reasonable grounds to suspect, that the payee is an associate of BP Australia.

         BP Australia proposes to issue debt securities in a manner which will satisfy the requirements of section 128F of the Australian Tax Act.

         If BP Australia should at any time be compelled by law to deduct or withhold an amount in respect of any Australian withholding taxes, BP Australia shall, subject to certain exceptions, pay such additional amounts as may be necessary in order to ensure that the net amounts received by the holders of the debt securities after such deduction or withholding shall equal the respective amounts which would have been receivable had no such deduction or withholding been required.

         BP Australia has been advised that under Australian laws as presently in effect:

         o assuming the requirements of section 128F of the Australian Tax Act are satisfied with respect to the debt securities, payments of principal, interest and any discount in respect of the debt securities to a holder who is a non-resident of Australia and who, during the taxable year, has not held the debt securities in the course of carrying on business through a permanent establishment within Australia, will not be subject to Australian income taxes;

         o a holder of the debt securities, who is a non-resident of Australia and who during the taxable year has not held the debt securities in the course of carrying on business through a permanent establishment within Australia, will not be subject to Australian income tax on gains realized during that year on sale or redemption of the debt securities, provided such gains do not have an Australian source. A gain arising on the sale of a debt security by a non-Australian resident holder to another non-Australian resident where the debt security is sold outside Australia and all negotiations are conducted, and the documentation is executed outside Australia would not be regarded as having an Australian source;

         o there are specific rules that can apply to treat a portion of the sale price of debt securities as interest for withholding tax purposes (which portion is not covered by the exemption in section 128F of the Australian Tax Act) when certain debt securities originally issued at a discount or with a maturity premium or which do not pay interest at least annually are sold to an Australian resident (who does not acquire them in the course of carrying on business at or through a permanent establishment outside Australia) or a non-resident (who acquires them in the course of carrying on a trade or business at or through a permanent establishment in Australia). The Federal Government has announced that these rules will be amended, and section 128F will apply to exempt that portion of the sale price from AIWT after August 29, 2001. However, that announcement has not yet been introduced into the Australian Tax Act;

         o no debt securities will be subject to death, estate or succession duties imposed by Australia, or by any political subdivision or authority therein having power to tax, if held at the time of death;

         o no ad valorem stamp, issue, registration or similar taxes are payable in Australia on the issue of any debt securities or the transfer of any debt securities (except in certain circumstances where the transfer occurs in Australia otherwise than for full market value); and

         o section 12-140 of the Taxation Administration Act 1953 of Australia ("TAA") imposes a type of withholding tax at the rate of (currently) 48.5% on the payment of interest on certain securities unless the holder has quoted a tax file number ("TFN"), or in certain circumstances an Australian Business Number ("ABN"), or proof of some other exemption.

         Assuming the requirements of section 128F of the Australian Tax Act are satisfied with respect to the debt securities in registered form, these rules should not apply to payments to a holder of registered debt securities who is not a resident of Australia for tax purposes and not holding the debt securities in the course of carrying on business at or through a permanent establishment in Australia. Withholdings may be made from payments to holders of registered debt securities who are residents of Australia or non-residents carrying on business at or through a permanent establishment in Australia but who do not quote a TFN, (in certain circumstances) an ABN or provide proof of an appropriate exemption. For the avoidance of doubt, these provisions will also not apply to debt securities in bearer form.

         A number of significant changes to Australia's tax laws have been effected as part of the Federal Government's tax reform measures, including the New Business Tax System (Debt and Equity) Act 2001 of Australia ("Debt/Equity Act"), which took effect from July 1, 2001 and contains new tests for characterising debt (for all entities) and equity (for companies) for Australian tax purposes, including for the purposes of dividend and interest withholding tax.

         BP Australia intends to issue debt securities which are to be characterised as "debt interests" for the purposes of the tests introduced by the Debt/Equity Act so that the returns paid on the debt securities will continue to be "interest" for the purpose of section 128F of the Australian Tax Act. Accordingly, the Debt/Equity Act should not impact the tax treatment of the holders of the debt securities.

         The Federal Government's announcement (referred to above) also says that section 128F of the Australian Tax Act will be amended (effective from August 29, 2001) to provide that the :

o section 128F exemption from AIWT will not be lost if an on-shore associate purchases debt securities of a related Australian issuer. On-shore associates are associates that are Australian residents or non-residents carrying on business at or through a permanent establishment in Australia;

o class of off-shore associates that can acquire debt securities issued by a related Australian issuer is to be expanded to include clearing houses, paying agents, custodians and managers.

         No Australian approvals are currently required for or in connection with the issue of the debt securities by BP Australia or for or in connection with the performance and enforceability of such debt securities. However, the specific approval of the Reserve Bank of Australia must be obtained in connection with certain payments to and transactions having a prescribed connection with countries and entities designated from time to time by the Reserve Bank of Australia for the purposes of the Banking (Foreign Exchange) Regulations (currently the Federal Republic of Yugoslavia (Serbia and Montenegro), Iraq, Libya, the Taliban (Islamic Emirate of Afghanistan) and the National Union for the Total Independence of Angola (UNITA)) and certain named individuals or organisations associated with terrorism.

                              PLAN OF DISTRIBUTION

         We may sell the securities offered by this prospectus:

         o        through underwriters;

         o        through dealers;

         o        through agents; or

         o        directly to purchasers.

         The prospectus supplement relating to any offering will identify or describe:

         o        any underwriter, dealers or agents;

         o        their compensation;

         o        the net proceeds to us;

         o        the purchase price of the securities;

         o        the initial public offering price of the securities; and

         o        any exchange on which the securities will be listed.

         Underwriters

         If we use underwriters in the sale, they will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters' obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         Dealers

         If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

         Agents and Direct Sales

         We may sell securities directly or through agents that we designate. The prospectus supplement will name any agent involved in the offering and sale and states any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

         Institutional Investors

         If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

         o        commercial and savings banks;

         o        insurance companies;

         o        pension funds;

         o        investment companies;

         o        educational and charitable institutions; and

         o        other similar institutions as we may approve.

         The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution's purchase of the particular securities can not at the time of delivery be prohibited under the laws of any jurisdiction that governs:

         o        the validity of the arrangements; or

         o        the performance by us or the institutional investor.

         Indemnification

         Agreements that we have entered into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

         Market Making

         In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

         Certain Selling Restrictions

         The debt securities have not been, and will not be, qualified for sale under the securities law of Canada or any province or territory thereof. Unless otherwise specified in the relevant prospectus supplement, all debt securities of BP Canada will be issued with minimum denominations of CAN$150,000 or its equivalent in other currencies or, in the case of zero coupon debt securities, having an amortized face amount of at least CAN$150,000 or its equivalent in other currencies. In addition, debt securities may not be offered, sold or delivered, directly or indirectly, in Canada or to, or for the benefit of, any resident thereof except pursuant to available exemptions from applicable Canadian provincial or territorial securities laws

                             VALIDITY OF SECURITIES

         The Group General Counsel of BP will pass upon the validity of the debt securities and guarantees as to matters of English law. The Assistant General Counsel of BP will pass upon the validity of the debt securities and guarantees as to matters of United States law. The Senior Legal Counsel of BP Canada will pass upon Canadian law matters. The Managing Legal Adviser of BP Australia will pass upon Australian law matters.

         In connection with particular offerings of debt securities in the future, the validity of those debt securities may be passed upon by Sullivan & Cromwell, U.S. counsel to BP, as to certain matters of New York law. Cleary, Gottlieb, Steen & Hamilton or any other law firm named in the applicable prospectus supplement will pass upon the validity of the debt securities for any underwriters or agents as to certain matters of New York law.

                                     EXPERTS

         The consolidated financial statements of BP appearing in BP's Annual Report on Form 20-F for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

         The consolidated financial statements of Atlantic Richfield Company for the year ended December 31, 2000 appearing in BP's Form 6-K filed on February 19, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                   ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

         BP and BP Capital U.K. are public limited companies incorporated under the laws of England and Wales. BP Canada is incorporated under the laws of Nova Scotia. BP Australia is incorporated under the laws of Australia. Many of our directors and officers, and some of the experts named in this document, reside outside the United States, principally in the United Kingdom. In addition, although we have substantial assets in the United States, a large portion of our assets and the assets of our directors and officers is located outside of the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws:

         o to effect service within the United States upon us or our directors and officers located outside the United States;

         o to enforce in U.S. courts or outside the United States judgments obtained against us or those persons in the U.S. courts;

         o to enforce in U.S. courts judgments obtained against us or those persons in courts in jurisdictions outside the United States; and

         o to enforce against us or those persons in the United Kingdom, Canada and Australia, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

                                    EXPENSES

          The following are the estimated expenses to be incurred in connection with the issuance and distribution of the debt securities registered with the SEC under the registration statement:

Securities and Exchange Commission registration fee ...........................      $552,000
Printing and engraving expenses ...............................................      $200,000
Legal fees and expenses .......................................................      $500,000
Accounting fees and expenses ..................................................      $200,000
Indentures' Trustees' fees and expenses .......................................       $71,000
                                                                                ---------------
     Total                                                                           $1,533,000
                                                                                ===============

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 8.  Indemnification of Directors and Officers

         BP and BP Capital U.K.

         English law does not permit a company to indemnify a director or an officer of the company against any liability which by virtue of any rule of law would otherwise attach to him or her in respect of negligence, default, breach of duty or breach of trust in relation to the company except liability incurred by such director or officer in defending any legal proceeding (whether civil or criminal) in which judgment is given in his or her favor or in which he or she is acquitted or in certain instances where, although he or she is liable, a court finds that such director or officer acted honestly and reasonably and that having regard to all the circumstances he or she ought fairly to be excused and relief is granted by the court.

         Article 137 of BP's Articles of Association currently provides:

         "Subject to the provisions of and so far as may be consistent with the Statutes, every Director, Auditor, Secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office."

         Article 51 of BP Capital U.K.'s Articles of Association provides:

         "Subject to the provisions of the Companies Act, every director, auditor, secretary or other officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court."

         Section 310 of the Companies Act 1985 of Great Britain, as amended (the "Companies Act"), provides as follows:

"1. This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

"2.  Except as provided by the following subsection, any such provision is void.

"3.  This section does not prevent a company--

     (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

     (b) from indemnifying any such officer or auditor against any liability incurred by him--

          (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

          (ii) in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

         Section 727 of the Companies Act provides as follows:

         "727.  Power of court to grant relief in certain circumstances:

         "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

         (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

         (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

         BP Capital America

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director or officer of such corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         The Bylaws of BP Capital America provide that to the extent not inconsistent with Delaware law, any person who is or was a director or officer of BP Capital America may, by action of the board of directors (whether or not a quorum exists), be indemnified against any and all liability and reasonable expense that may be incurred in connection with or resulting from certain claims.

         Claims for which indemnification may be available include actual or threatened claims, actions, suits or proceedings, whether derivative, civil, criminal, or investigative in which a director or officer may become involved, as a party or otherwise: (a) by reason of being or having been a director or officer of BP Capital America, or of another corporation at the request of BP Capital America and of which it is a stockholder or creditor or otherwise has a financial interest; (b) by reason of having acted in any capacity for a partnership, trust, foundation, not-for-profit corporation or similar entity at the request of BP Capital America; (c) by reason of actions taken or not taken as an officer or director of BP Capital America, whether or not continuing as such at the time the actual liability or expense was incurred.

         The indemnity is only available if the person indemnified (i) is wholly successful in having the claim terminate without any finding of liability or guilt against him or her, or a reasonable period of time expires after a threatened claim without any such suit being instituted, and without any payment or promise made in settlement, or (ii) acted in good faith, in what the person believed to be in the best interests of BP Capital America, and with respect to any criminal action, had no reason to believe that his or her conduct was unlawful. A plea of guilty or nolo contendere or its equivalent will not create a presumption that the conduct of a director or officer did not meet the standards for indemnification.

         The board is not limited in granting indemnities, as determined in its judgment, against risks outside of the subject matter of the bylaw provisions.

         BP Canada

         The Companies Act (Nova Scotia) does not restrict a company from indemnifying directors and provides that in any proceeding against a director for negligence or breach of trust in which it appears to the court hearing the case that the director or person is or may be liable in respect of the negligence or breach of trust, but has acted honestly and reasonably and ought fairly to be excused for the negligence or breach of trust, the court may relieve the director, either wholly or partly, from the director's liability on such terms as the court may think proper.

         The articles of association of BP Canada provide that every director or officer, former director or officer, or person who acts or acted at BP Canada's request, as a director or officer of BP Canada, a body corporate, partnership or other association of which BP Canada is or was a shareholder, partner, member or creditor, and the heirs and legal representatives of such person, in the absence of any dishonesty on the part of such person, shall be indemnified by BP Canada against, and it shall be the duty of the directors out of the funds of BP Canada to pay, all costs, losses and expenses, including any amount paid to settle an action or claim or satisfy a judgment, that such director, officer or person may incur or become liable to pay in respect of any claim made against such person or civil, criminal or administrative action or proceeding to which such person is made by a party by reason of being or having been a director or officer of BP Canada or such body corporate, partnership, or other association, whether BP Canada is a claimant or party to such action or proceeding or otherwise; and the amount for which such indemnity is proved shall immediately attach as a lien on the property of BP Canada and have priority as against the shareholders over all claims.

         The articles of association of BP Canada also provide that no director or officer, former director or officer, or person who acts or acted at BP Canada's request, as a director or officer of BP Canada, a body corporate, partnership or other association of which BP Canada is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person's part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to BP Canada through the insufficiency or deficiency of title to any property acquired for or on behalf of BP Canada, or through the insufficiency or deficiency of any security in or upon which any of the funds of BP Canada are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

         BP Australia

         The constitution of BP Australia Capital Markets Limited relevantly provides an indemnity to every director and officer against all liability incurred by him as director or officer in defending any proceedings whether civil or criminal in which the director or officer is successful. The constitution also relevantly exempts directors and officers from liability in relation to the acts or defaults of any other director or officer, or for any loss or expense to the company through the insufficiency or deficiency of any title acquired or security obtained by the company, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects are deposited or left, or for any loss occasioned by any error of judgment or oversight on the part of the director or officer or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of the office or in relation thereto unless the same happen through the director's or officer's own negligence, default, breach of trust.

         The Corporations Act 2001 of Australia imposes limits on indemnities. A company or a related body corporate cannot exempt a person from a liability to the company incurred as a director or officer of the company. A company or a related body corporate cannot indemnify a person against any liability incurred as an officer of the company which is either owed to the company or a related body corporate, or for a pecuniary penalty order or for a compensation order, or owed to someone other than the company or a related body corporate and did not arise out of conduct in good faith, incurred as an officer or auditor of the company. A company or related body corporate must not indemnify a person against legal costs incurred in defending an action for a liability as an officer of the company if the proceeding is one in which the person is found to have a liability in respect of which an indemnity is prohibited, or is a criminal proceeding in which the person is found guilty, or is a proceeding brought by the regulator or a liquidator for a court order if the grounds for making the order are found by the court to have been established, or if the costs are incurred in connection with proceedings for relief in which the court denies the relief.

         The Act also gives the court a power to relieve a director or officer from liability if, in any civil proceeding against the person for negligence, default, breach of trust or breach of duty in a capacity as a director or officer, it appears to the court that the person is or may be liable in respect of the negligence, default or breach but that the person has acted honestly and that, having regard to all the circumstances of the case, including those connected with the person's appointment, the person ought fairly to be excused.

         Item 9. Exhibits

   Exhibit Number                      Description of Document
   --------------      ----------------------------------------------------------------------------------------------------
         1.1           Form of Purchase Agreement for Guaranteed Debt Securities.
         4.1           Form of Indenture, among BP Capital Markets America Inc., BP p.l.c. and JPMorgan Chase Bank.
         4.2           Form of Indenture among BP Capital Markets p.l.c., BP p.l.c. and JPMorgan Chase Bank.
         4.3           Form of Indenture among BP Canada Finance Company, BP p.l.c. and JPMorgan Chase Bank.
         4.4           Form of Indenture among BP Australia Capital Markets Limited, BP p.l.c. and JPMorgan Chase
                       Bank.
         4.5           Form of Debt Securities for BP Capital Markets America Inc. and Guarantees relating thereto
                       (included in Exhibit 4.1).
         4.6           Form of Debt Securities for BP Capital Markets p.l.c. and Guarantees relating thereto
                       (included in Exhibit 4.2).
         4.7           Form of Debt Securities for BP Canada Finance Company and Guarantees relating thereto
                       (included in Exhibit 4.3).
         4.8           Form of Debt Securities for BP Australia Capital Markets Limited and Guarantees relating thereto (included in Exhibit 4.4).
         4.9           Memorandum and Articles of Association of BP p.l.c. (incorporated by reference to Exhibit 1 filed in BP p.l.c.'s Annual Report on Form 20-F for the fiscal year ended December 31, 2000).
         5.1           Opinion of Group General Counsel of BP p.l.c., as to the validity of the Guaranteed Debt
                       Securities of BP Capital Markets p.l.c. and the Guarantees as to certain matters of English law.
         5.2           Opinion of Assistant General Counsel of BP p.l.c., U.S. Counsel to BP p.l.c., BP Capital
                       Markets America Inc., BP Capital Markets p.l.c., BP Canada Finance Company and BP Australia
                       Capital Markets Limited, as to the validity of (i) the Guaranteed Debt Securities of BP
                       Capital Markets America Inc. and the Guarantees issued in connection therewith and (ii) the
                       Guaranteed Debt Securities of BP Capital Markets p.l.c., BP Canada Finance Company and BP
                       Australia Capital Markets Limited, each as to certain matters of United States law.
         5.3           Opinion of the Senior Legal Counsel of BP Canada Energy Company as to the validity of the
                       Guaranteed Debt Securities of BP Canada Finance Company and the Guarantees as to certain matters of Canadian law.
         5.4           Opinion of the Managing Legal Adviser of BP Australia Capital Markets Limited as to the validity of the Guaranteed Debt Securities of BP Australia Capital Markets Limited and the Guarantees as to
                       certain matters of Australian law.
         8.1           Opinion of Group General Counsel of BP p.l.c. as to certain matters of U.K. taxation
                       (included in Exhibit 5.1 above).

   Exhibit Number                      Description of Document
   --------------      ----------------------------------------------------------------------------------------------------

         8.2           Opinion of Sullivan & Cromwell, U.S. counsel to BP p.l.c., BP Capital Markets America Inc.,
                       BP Capital Markets p.l.c., BP Canada Finance Company and BP Australia Capital Markets
                       Limited., as to certain matters of U.S. taxation.
         8.3           Opinion of the Senior Legal Counsel of BP Canada Energy Company as to certain matters of
                       Canadian taxation.
         8.4           Opinion of Mallesons Stephen Jaques as to certain matters of Australian taxation.
        23.1           Consent of Ernst & Young LLP, independent auditor.
        23.2           Consent of Ernst & Young LLP, independent auditor.
        23.3           Consent of Group General Counsel of BP p.l.c. (included in Exhibit 5.1 above).
        23.4           Consent of the Assistant General Counsel of BP p.l.c. (included in Exhibit 5.2 above).
        23.5           Consent of the Senior Legal Counsel of BP Canada Energy Company (included in Exhibit 5.3 above).
        23.6           Consent of the Managing Legal Adviser of BP Australia Capital Markets Limited (included in
                       Exhibit 5.4 above).
        23.7           Consent of Sullivan & Cromwell, U.S. counsel to BP p.l.c., BP Capital Markets America Inc.,
                       BP Capital Markets p.l.c., BP Canada Finance Company and BP Australia Capital Markets
                       Limited (included in Exhibit 8.2 above).
        23.8           Consent of the Senior Legal Counsel of BP Canada Energy Company (included in Exhibit 8.3 above).
        23.9           Consent of Mallesons Stephen Jaques (included in Exhibit 8.4 above).
        24.1           Powers of attorney (included as part of the signature pages hereof).
        25.1           Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.
        25.2           Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.2 above.
        25.3           Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above.
        25.4           Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.4 above.
        25.5           Statement of eligibility of Trustee on Form T-1 with respect to the Guarantees of
                       BP p.l.c.

        Item 10.  Undertakings

        Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of BP's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants, of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted against the registrants by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                SIGNATURES OF BP

         Pursuant to the requirements of the Securities Act of 1933, BP certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorised, in London, England on February 21, 2002.

                                                BP p.l.c.

                                           By:  /s/  David J. Pearl
                                                --------------------------------
                                                Name:  David J. Pearl
                                                Title: Deputy Company Secretary

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each person listed below or David J. Pearl, Deputy Company Secretary (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the "Registration Statement") and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 21, 2002.

                  Signature                                        Title
                  ---------                                        -----

/s/  The Lord Browne of Madingley               Executive Director Group Chief Executive
----------------------------------------------  (Principal Executive Officer)
The Lord Browne of Madingley

/s/  Dr. J.G.S. Buchanan                        Executive Director (Principal Financial and
----------------------------------------------  Accounting Officer)
Dr. J.G.S. Buchanan


----------------------------------------------  Non-Executive Chairman
P.D. Sutherland


/s/  R.F. Chase                                 Executive Director, Deputy Group Chief Executive
----------------------------------------------
R.F. Chase


                                                Executive Director
----------------------------------------------
W.D. Ford


/s/  Dr. B.E. Grote                             Executive Director
----------------------------------------------
Dr. B.E. Grote


/s/  R.L. Olver                                 Executive Director
----------------------------------------------
R.L. Olver


/s/  J.H. Bryan                                 Non-Executive Director
----------------------------------------------
J.H. Bryan


/s/  E.B. Davis, Jr.                            Non-Executive Director
----------------------------------------------
E.B. Davis, Jr.


/s/  Dr. D.S. Julius                            Non-Executive Director
----------------------------------------------
Dr. D.S. Julius


/s/  C.F. Knight                                Non-Executive Director
----------------------------------------------
C.F. Knight


                                                Non-Executive Director
----------------------------------------------
F.A. Maljers


/s/  Dr. W.E. Massey                            Non-Executive Director
----------------------------------------------
Dr. W.E. Massey

                                                Non-Executive Director
----------------------------------------------
H.M.P. Miles


/s/  Sir Robin Nicholson                        Non-Executive Director
----------------------------------------------
Sir Robin Nicholson


/s/  Sir Ian Prosser                            Non-Executive Director, Deputy Chairman
----------------------------------------------
Sir Ian Prosser


/s/  M.H. Wilson                                Non-Executive Director
----------------------------------------------
M.H. Wilson


/s/  Sir Robert Wilson                          Non-Executive Director
----------------------------------------------
Sir Robert Wilson


/s/  Daniel B. Pinkert                          Authorized Representative in the United States
----------------------------------------------
Daniel B. Pinkert

                        SIGNATURES OF BP CAPITAL AMERICA

         Pursuant to the requirements of the Securities Act of 1933, BP Capital Markets America Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorised, in Chicago on February 21, 2002.

                                                By: /s/  R.J. Pillari
                                                    ------------------------
                                                    Name:  R. J. Pillari
                                                    Title: President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each person listed below (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the "Registration Statement") and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 21, 2002.

                     Signature                                            Title
                     ---------                                            -----

/s/   R.J. Pillari                                       President (Principal Executive Officer)
----------------------------------------------------
      R.J. Pillari

                                                         Vice President and Chief Financial
                                                         Officer (Principal Financial and
/s/   I. Springett                                       Accounting Officer)
----------------------------------------------------
      I. Springett


/s/   D.A. Dowling                                       Director
----------------------------------------------------
      D.A. Dowling


/s/   D.B. Pinkert                                       Director
----------------------------------------------------
      D.B. Pinkert


/s/   D.A. Plumb                                         Director
----------------------------------------------------
      D.A. Plumb

                          SIGNATURES OF BP CAPITAL U.K.

         Pursuant to the requirements of the Securities Act of 1933, BP Capital Markets p.l.c. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorised, in London, England on February 21, 2002.

                                          By: /s/   Rebecca Weedon
                                             ------------------------------
                                             Name:  Rebecca Weedon
                                             Title: Assistant Company Secretary

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each person listed below or Rebecca Weedon, Assistant Company Secretary (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the "Registration Statement") and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 21, 2002.

               Signature                                       Title
               ---------                                       -----


/s/   Dr. J.G.S. Buchanan                    Director (Principal Executive Officer)
----------------------------------------
      Dr. J.G.S. Buchanan


/s/   D.P. Chapman                           Director
----------------------------------------
      D.P. Chapman


/s/   A.B. Hayward                           Director (Principal Financial and Accounting
----------------------------------------     Officer)
    A.B. Hayward


/s/   D.B. Pinkert                           Authorized Representative in the United
----------------------------------------     States
      D.B. Pinkert

                             SIGNATURES OF BP CANADA

         Pursuant to the requirements of the Securities Act of 1933, BP Canada Finance Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorised, in Calgary, Alberta, Canada on February 21, 2002.

                                          By: /s/  Dennis A. Roemmich
                                              ---------------------------------
                                              Name:  Dennis A. Roemmich
                                              Title: President

         KNOW ALL MEN BY THESE PRESENTS, that the sole director and each officer whose signature appears below severally constitutes and appoints the sole director and each officer whose signature appears below (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the "Registration Statement") and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 21, 2002.

                   Signature                                           Title
                   ---------                                           -----

/s/  Dennis A. Roemmich                          President (Principal Executive Officer)
-----------------------------------------------
Dennis A. Roemmich


/s/  Glenn G. Wickerson                          Sole Director, Vice President and Treasurer
-----------------------------------------------  (Principal Financial and Accounting Officer)
Glenn G. Wickerson


/s/  D.B. Pinkert                                Authorized Representative in the United States
-----------------------------------------------
D.B. Pinkert

                           SIGNATURES OF BP AUSTRALIA

         Pursuant to the requirements of the Securities Act of 1933, BP Australia Capital Markets Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorised, in Melbourne, Australia on February 21, 2002.

                                       By: /s/  R.W. Morrison
                                           ----------------------------------
                                            Name:     R. W. Morrison
                                            Title:    Company Secretary

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each person listed below or R.W. Morrison, Company Secretary (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his name in his capacity as an Officer, Director or Authorized Representative in the United States or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the "Registration Statement") and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on February 21, 2002.

                   Signature                                          Title
                   ---------                                          -----

/s/  G.D. Bourne                                 Regional President and Managing Director
-----------------------------------------------  (Principal Executive Officer)
G. D. Bourne


                                                 Chief Financial and Accounting Officer
/s/  J. Norman                                   (Principal Financial and Accounting Officer)
-----------------------------------------------
J. Norman


/s/   G.R. Hueston                               Director
-----------------------------------------------
G. R. Hueston

/s/  R. Warnock                                  Director
-----------------------------------------------
R. Warnock

/s/  R.M. Harding                                Director
-----------------------------------------------
R. M. Harding


/s/  K.M. Lucas                                  Director
-----------------------------------------------
K. M. Lucas


/s/  G. Nicolaides                               Director
-----------------------------------------------
G. Nicolaides


/s/  D.B. Pinkert                                Authorized Representative in
-----------------------------------------------  the United States
D. B. Pinkert

                                INDEX TO EXHIBITS

   Exhibit Number                      Description of Document
   --------------      -------------------------------------------------------------------------------------------------
         1.1           Form of Purchase Agreement for Guaranteed Debt Securities.
         4.1           Form of Indenture, among BP Capital Markets America Inc., BP p.l.c. and JPMorgan Chase Bank.
         4.2           Form of Indenture among BP Capital Markets p.l.c., BP p.l.c. and JPMorgan Chase Bank.
         4.3           Form of Indenture among BP Canada Finance Company, BP p.l.c. and JPMorgan Chase Bank.
         4.4           Form of Indenture among BP Australia Capital Markets Limited, BP p.l.c. and JPMorgan Chase
                       Bank.
         4.5           Form of Debt Securities for BP Capital Markets America Inc. and Guarantees relating thereto
                       (included in Exhibit 4.1).
         4.6           Form of Debt Securities for BP Capital Markets p.l.c. and Guarantees relating thereto
                       (included in Exhibit 4.2).
         4.7           Form of Debt Securities for BP Canada Finance Company and Guarantees relating thereto
                       (included in Exhibit 4.3).
         4.8           Form of Debt Securities for BP Australia Capital Markets Limited and Guarantees relating thereto (included in Exhibit 4.4).
         4.9           Memorandum and Articles of Association of BP p.l.c. (incorporated by reference to Exhibit 1 filed in BP p.l.c.'s Annual Report on Form 20-F for the fiscal year ended December 31, 2000).
         5.1           Opinion of Group General Counsel of BP p.l.c., as to the validity of the Guaranteed Debt
                       Securities of BP Capital Markets p.l.c. and the Guarantees as to certain matters of English law.
         5.2           Opinion of Assistant General Counsel of BP p.l.c., U.S. Counsel to BP p.l.c., BP Capital
                       Markets America Inc., BP Capital Markets p.l.c., BP Canada Finance Company and BP Australia
                       Capital Markets Limited, as to the validity of (i) the Guaranteed Debt Securities of BP
                       Capital Markets America Inc. and the Guarantees issued in connection therewith and (ii) the
                       Guaranteed Debt Securities of BP Capital Markets p.l.c., BP Canada Finance Company and BP
                       Australia Capital Markets Limited, each as to certain matters of United States law.
         5.3           Opinion of the Senior Legal Counsel of BP Canada Energy Company as to the validity of the
                       Guaranteed Debt Securities of BP Canada Finance Company and the Guarantees as to certain matters of Canadian law.
         5.4           Opinion of the Managing Legal Adviser of BP Australia Capital Markets Limited as to the validity of the Guaranteed Debt Securities of BP Australia Capital Markets Limited and the Guarantees as
                       to certain matters of Australian law.
         8.1           Opinion of Group General Counsel of BP p.l.c. as to certain matters of U.K. taxation
                       (included in Exhibit 5.1 above).
         8.2           Opinion of Sullivan & Cromwell, U.S. counsel to BP p.l.c., BP Capital Markets America Inc.,
                       BP Capital Markets p.l.c., BP Canada Finance Company and BP Australia Capital Markets
                       Limited., as to certain matters of U.S. taxation.
         8.3           Opinion of the Senior Legal Counsel of BP Canada Energy Company as to certain matters of
                       Canadian taxation.
         8.4           Opinion of Mallesons Stephen Jaques as to certain matters of Australian taxation.
        23.1           Consent of Ernst & Young LLP, independent auditor.
        23.2           Consent of Ernst & Young LLP, independent auditor.
        23.3           Consent of Group General Counsel of BP p.l.c. (included in Exhibit 5.1 above).
        23.4           Consent of the Assistant General Counsel of BP p.l.c. (included in Exhibit 5.2 above).
        23.5           Consent of the Senior Legal Counsel of BP Canada Energy Company (included in Exhibit 5.3 above).
        23.6           Consent of the Managing Legal Adviser of BP Australia Capital Markets Limited (included in
                       Exhibit 5.4 above).
        23.7           Consent of Sullivan & Cromwell, U.S. counsel to BP p.l.c., BP Capital Markets America Inc.,
                       BP Capital Markets p.l.c., BP Canada Finance Company and BP Australia Capital Markets
                       Limited (included in Exhibit 8.2 above).
        23.8           Consent of the Senior Legal Counsel of BP Canada Energy Company (included in Exhibit 8.3 above).

   Exhibit Number                      Description of Document
   --------------      -----------------------------------------------------------------------------------
        23.9           Consent of Mallesons Stephen Jaques (included in Exhibit 8.4 above).
        24.1           Powers of attorney (included as part of the signature pages hereof).
        25.1           Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.1 above.
        25.2           Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.2 above.
        25.3           Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.3 above.
        25.4           Statement of eligibility of Trustee on Form T-1 with respect to Exhibit 4.4 above.
        25.5           Statement of eligibility of Trustee on Form T-1 with respect to the Guarantees of
                       BP p.l.c.